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                                                                      EXHIBIT 12

                   STATEMENT REGARDING COMPUTATION OF RATIOS

                                                 1994      1995      1996      1997      1998
                                                ------    ------    ------    ------    ------
FIXED CHARGES:
  Interest expense (including amortization
     of
     debt issuance costs)...................        --      (725)     (415)     (749)     (890)
  Interest element of rent expense..........      (492)      (21)     (171)     (492)     (492)
                                                  (492)     (746)     (586)   (1,241)   (1,382)
EARNINGS:
  Consolidated net (loss) income............       (75)   (1,959)   (7,612)   (4,083)   10,544
     Add back:
  Benefit for income taxes..................        --        --        --        --     1,544
  Fixed charges.............................      (492)     (746)     (586)   (1,241)   (1,382)
                                                   417    (1,213)   (7,026)   (2,842)   13,470
COVERAGE (DEFICIENCY).......................       (75)   (1,959)   (7,612)   (4,083)      9.7
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